PIMCO ADVISORS L.P.

                                 CODE OF ETHICS

                             Effective June 1, 2000

                                  INTRODUCTION

This Code of Ethics is based on the principle that you, as an officer or employee of PIMCO Advisors L.P., its divisions or its subsidiaries, including Cadence Capital Management, NFJ Investment Group, Oppenheimer Capital, PIMCO Equity Advisors and Parametric Portfolio Associates (collectively, PIMCO Advisors), owe a fiduciary duty to the shareholders of the registered investment companies (the Funds) and other clients (together with the Funds, the Advisory Clients) for which PIMCO Advisors serves as an adviser or subadviser. Accordingly, you must avoid activities, interests and relationships that might interfere or appear to interfere with making decisions in the best interests of our Advisory Clients. If you are covered by another code in the PIMCO Advisors or Allianz group of companies, this Code shall not apply to you.

         At all times, you must:

     1. Place the interests of our Advisory Clients first. In other words, as a fiduciary you must scrupulously avoid serving your own personal interests ahead of the interests of our Advisory Clients. You may not cause an Advisory Client to take action, or not to take action, for your personal benefit rather than the benefit of the Advisory Client. For example, you would violate this Code if you caused an Advisory Client to purchase a Security you owned for the purpose of increasing the price of that Security. If you are an employee who makes (or participates in making) recommendations regarding the purchase or sale of securities by any Advisory Client, (each a Portfolio Manager) or provides information or advice to a Portfolio Manager or has access to or obtains information regarding such recommendations or helps execute a Portfolio Manager's recommendations (together with Portfolio Managers, each a Portfolio Employee), you would also violate this Code if you made a personal investment in a Security that might be an appropriate investment for an Advisory Client without first considering the Security as an investment for the Advisory Client.

     2.   Conduct  all  of  your  personal   Securities   transactions  in  full
          compliance with this Code and the PIMCO Advisors Insider Trading Policy. PIMCO Advisors encourages you and your family to develop personal investment programs. However, you must not take any action in connection with your personal investments that could cause even the appearance of unfairness or impropriety. Accordingly, you must comply with the policies and procedures set forth in this Code under the heading Personal Securities Transactions. In addition, you must comply with the policies and procedures set forth in the PIMCO Advisors Insider Trading Policy, which is attached to this Code as Appendix I. Doubtful situations should be resolved against your personal trading.

     3. Avoid taking inappropriate advantage of your position. The receipt of investment opportunities, gifts or gratuities from persons seeking business with PIMCO Advisors directly or on behalf of an Advisory Client could call into question the independence of your business judgment. Accordingly, you must comply with the policies and procedures set forth in this Code under the heading Fiduciary Duties. Doubtful situations should be resolved against your personal interest.


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                                TABLE OF CONTENTS

PERSONAL SECURITIES TRANSACTIONS.............................................3
     TRADING IN GENERAL......................................................3
     SECURITIES..............................................................3
     PURCHASE OR SALE OF A SECURITY .........................................3
     EXEMPT SECURITIES.......................................................3
     BENEFICIAL OWNERSHIP....................................................4
     EXEMPT TRANSACTIONS.....................................................5
     ADDITIONAL EXEMPT TRANSACTIONS..........................................5
     CAUTION.................................................................7
     PRECLEARANCE PROCEDURES.................................................7
     INITIAL PUBLIC OFFERINGS................................................8
     PRIVATE PLACEMENTS......................................................8
     SHORT-TERM TRADING PROFITS..............................................8
     PUTS, CALLS, SHORT SALES................................................8
     USE OF BROKER-DEALERS...................................................9
REPORTING....................................................................9
     REPORTING OF TRANSACTIONS AND BROKERAGE ACCOUNTS........................9
     INITIAL AND ANNUAL REPORTS..............................................9
FIDUCIARY DUTIES............................................................10
     GIFTS..................................................................10
     SERVICE AS A DIRECTOR..................................................10
COMPLIANCE..................................................................10
     CERTIFICATE OF RECEIPT.................................................10
     ANNUAL CERTIFICATE OF COMPLIANCE.......................................10
     REMEDIAL ACTIONS.......................................................11
REPORTS TO MANAGEMENT AND TRUSTEES..........................................11
     REPORTS OF SIGNIFICANT REMEDIAL ACTION.................................11
     ANNUAL REPORTS.........................................................11

THE FOLLOWING APPENDICES ARE ATTACHED AND ARE A PART OF THIS CODE:

I.   PIMCO Advisors L.P. Insider Trading Policy and Procedures...............12

II.  Form for Acknowledgement of Receipt of this Code........................19

III. Form for Initial and Annual Report of Personal Securities Holdings......20

IV.  Form for Reporting Brokerage Accounts and Non-Broker Transactions.......22

V.   Form for Annual Certification of Compliance with this Code..............24

VI.  Form for Preclearance of Personal Securities Transactions...............25


                                    Questions

Questions regarding this Code should be addressed to your local Compliance Officer. As of the effective date of this Code, the Compliance Officers are:
Frank Poli and Joe DiBartolo (PIMCO Advisors and Oppenheimer Capital), Dave Breed and Mary Ellen Melendez (Cadence), Betty Herman and John Johnson (NFJ) and Andy Abramsky and David Stein (Parametric). The Compliance Committee members are Richard Weil and Frank Poli who are also Compliance Officers for each above referenced entity.


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                        PERSONAL SECURITIES TRANSACTIONS

Trading in General

You may not engage, and you may not permit any other person or entity to engage, in any purchase or sale of any Security (other than an Exempt Security), of which you have, or by reason of the transaction will acquire, Beneficial Ownership, unless (i) the transaction is an Exempt Transaction or (ii) you have complied with the procedures set forth under Preclearance Procedures.

Securities

The following are Securities:

Any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a security, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any security.

The following are not Securities:

Commodities, futures and options traded on a commodities exchange, including currency futures. However, futures and options on any group or index of Securities are Securities.

Purchase or Sale of a Security

The purchase or sale of a Security includes, among other things, the writing of an option to purchase or sell a Security.

Exempt Securities

The following are Exempt Securities:

         1.       Direct obligations of the Government of the United States.

         2. Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments (defined as any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization), including repurchase agreements.

         3.       Shares of registered open-end investment companies.

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Beneficial Ownership

The following section is designed to give you a practical guide with respect to Beneficial Ownership. However, for purposes of this Code, Beneficial Ownership shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) of the Exchange Act of 1934 (the "Exchange Act") in determining whether a person is the beneficial owner of a security for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder.

You are considered to have Beneficial Ownership of Securities if you have or share a direct or indirect Pecuniary Interest in the Securities.

You have a Pecuniary Interest in Securities if you have the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the Securities.

The following are examples of an indirect Pecuniary Interest in Securities:

         1. Securities held by members of your immediate family sharing the same household; however, this presumption may be rebutted by convincing evidence that profits derived from transactions in these Securities will not provide you with any economic benefit.

                  Immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and includes any adoptive relationship.

     2. Your interest as a general partner in Securities held by a general or limited partnership.

     3. Your interest as a manager-member in the Securities held by a limited liability company.

You do not have an indirect Pecuniary Interest in Securities held by a corporation, partnership, limited liability company or other entity in which you hold an equity interest, unless you are a controlling equityholder or you have or share investment control over the Securities held by the entity.

The following circumstances constitute Beneficial Ownership by you of Securities held by a trust:

         1. Your ownership of Securities as a trustee where either you or members of your immediate family have a vested interest in the principal or income of the trust.

         2.       Your ownership of a vested beneficial interest in a trust.

     3. Your status as a settlor of a trust, unless the consent of all of the beneficiaries is required in order for you to revoke the trust.

Exempt Transactions

The following are Exempt Transactions:

         1. Any transaction in Securities in an account over which you do not have any direct or indirect influence or control. There is a presumption that you can exert some measure of influence or control over accounts held by members of your immediate family sharing the same household, but this presumption may be rebutted by convincing evidence.

         2.       Purchases of Securities under dividend reinvestment plans.

         3. Purchases of Securities by exercise of rights issued to the holders of a class of Securities pro rata, to the extent they are issued with respect to Securities of which you have Beneficial Ownership.

         4. Acquisitions or dispositions of Securities as the result of a stock dividend, stock split, reverse stock split, merger, consolidation, spin-off or other similar corporate distribution or reorganization applicable to all holders of a class of Securities of which you have Beneficial Ownership.

     5. Subject to the restrictions on participation in private placements set forth below under Private Placements, acquisitions or dispositions of Securities of a private issuer. A private issuer is a corporation, partnership, limited liability company or other entity which has no outstanding publicly-traded Securities, and no outstanding Securities which are exercisable to purchase, convertible into or exchangeable for publicly-traded Securities. However, you will have Beneficial Ownership of Securities held by a private issuer whose equity Securities you hold, unless you are not a controlling equityholder and do not have or share investment control over the Securities held by the entity.

         6. Such other classes of transactions as may be exempted from time to time by the Compliance Committee based upon a determination that the transactions are unlikely to violate Rule 17j-1 under the Investment Company Act of 1940, as amended. The Compliance Committee may exempt designated classes of transactions from any of the provisions of this Code except the provisions set forth below under Reporting.

         7. Such other specific transactions as may be exempted from time to time by a Compliance Officer. On a case-by-case basis when no abuse is involved a Compliance Officer may exempt a specific transaction from any of the provisions of this Code except the provisions set forth below under Reporting. The form for requesting approval from Compliance is attached to this Code as Appendix VI.

Additional Exempt Transactions

The  following   classes  of   transactions   have  been  designated  as  Exempt
Transactions by the Compliance Committee:

     1. Purchases or sales of up to $100,000 per calendar month per issuer of fixed-income Securities.

     2. Any purchase or sale of fixed-income Securities issued by agencies or instrumentalities of, or unconditionally guaranteed by, the Government of the United States.

     3. Purchases or sales of up to $1,000,000 per calendar month per issuer of fixed-income Securities issued by qualified foreign governments.

                  A qualified foreign  government is a national  government of a
                  developed   foreign  country  with  outstanding   fixed-income
                  securities in excess of fifty billion dollars.

     4.* Purchases or sales of up to 2,000 shares per day per issuer, of large-cap issuers.

                  A large-cap issuer is an issuer with a total market capitalization in excess of one billion dollars and an average daily trading volume during the preceding calendar quarter, on the principal securities exchange (including NASDAQ) on which its shares are traded, in excess of 100,000 shares.

                  Information concerning large-cap issuers is available on the Internet. If you are unsure whether a security is a large-cap issue, contact a Compliance Officer.

     5.* Purchases or sales of up to the lesser of 1000 shares or $10,000 per calendar week, per issuer, of stock of issuers other than large-cap issuers.

                  *Exemptions 4 and 5 do not apply to officers and employees of Oppenheimer Capital, PIMCO Equity Advisors and NFJ. These employees must preclear all transactions unless another exemption applies.

     6. Purchases or sales of exchange-traded options on broadly-based indices and units, and/or exchange traded trusts or funds representing a group, index or a basket of securities (e.g., HHH, QQQ, and SPY).

7. Any purchase or sale of shares of registered closed-end investment companies other than Municipal Advantage Fund and PIMCO Commercial Mortgage Trust.

8. For employees of NFJ Investment Group, shares of any issuer not owned in NFJ's Advisory Client's accounts and not contemplated for purchase for any Advisory Clients, based upon the determination by NFJ that because of the investment objectives and policies of the Advisory Clients, such securities are not eligible for purchase by NFJ for the Advisory Clients.

9.                If you  are  not a  Portfolio  Employee,  short  sales  of any
                  Security otherwise permitted hereunder or puts, calls, straddles or options where the underlying amount of Securities controlled is an amount or transaction otherwise permitted hereunder.

CAUTION

Qualified foreign governments, large-cap issuers and broadly based indices may change from time to time. Accordingly, you may purchase Securities in an Exempt Transaction only to find that when you wish to sell them, you may not do so without approval of a Compliance Officer and preclearance.

Preclearance Procedures

         If a Securities transaction requires preclearance:

1. The Securities may not be purchased or sold if at the time of preclearance there is a pending buy or sell order on behalf of an Advisory Client in the same Security or an equivalent Security or if you knew or should have known that an Advisory Client would be trading in that security or an equivalent Security on the same day.

                  An equivalent Security of a given Security is (i) a Security issuable upon exercise, conversion or exchange of the given Security, (ii) a Security exercisable to purchase, convertible into or exchangeable for the given Security, or (iii) a Security otherwise representing an interest in or based on the value of the given Security.

2. If you are a Portfolio Manager (or a person identified by the Chief Investment Officer (CIO) as having access to the same information), the Securities may not be purchased or sold during the period which begins seven days before and ends seven days after the day on which an Advisory Client trades in the same Security or an equivalent Security; except that you may, if you preclear the transaction, (i) trade "same way" to an Advisory Client after its trading is completed, or (ii) trade "opposite way" to an Advisory Client before its trading is commenced.

                  If you are a Portfolio Manager (or a person identified by the CIO as having access to the same information), and you preclear a Securities transaction and trade same way to an Advisory Client before its trading is commenced, the transaction is not a violation of this Code unless you knew or should have known that the Advisory Client would be trading in that Security or an equivalent Security within seven days after your trade.

3. The Securities may be purchased or sold only if you have asked a Compliance Officer to preclear the purchase or sale, the Compliance Officer has given you preclearance in writing, and the purchase or sale is executed by the close of business on the day preclearance is given. The form for requesting preclearance is attached to this Code as Appendix VI.

4. In addition to the foregoing, if you are an officer or employee of Oppenheimer Capital, PIMCO Equity Advisors or NFJ Investment Group, the Securities may be purchased or sold only if you have asked the Trading Department to preclear the purchase or sale, the Trading Department has given you preclearance in writing, and the purchase or sale is executed by the close of business on the day preclearance is given. The form for requesting preclearance is attached to this Code as Appendix VI. Preclearance forms must be submitted immediately upon trade execution to the Compliance Department.

5. If you are an officer or employee of Oppenheimer Capital, preclearance may be granted if, in comparing the net value of OpCap's trading in the Security to the total market volume of trading in the Security: (i) the net volume of OpCap's trading in the Security amounts to less than 1% of the total market volume of trading in the Security for the past five days; (ii) the net volume of OpCap's trading in the Security amounts to less than 1% of the total volume of trading in the Security for the previous day; and (iii) OpCap has not transacted in the Security on the day of preclearance and has no pending orders in the Security at the time of preclearance.

Initial Public Offerings

If you are a Portfolio Employee, you may not acquire Beneficial Ownership of any Securities in an initial public offering (as defined in Rule 17j-1).

Private Placements

If you are a Portfolio Employee, you may not acquire Beneficial Ownership of any Securities in a private placement (a limited offering as defined in Rule 17j-1), unless you have received the prior written approval from a member of the Compliance Committee. Approval will be not be given unless a determination is made that the investment opportunity should not be reserved for one or more Advisory Clients, and that the opportunity to invest has not been offered to you by virtue of your position.

If you are a Portfolio Employee, and you have acquired Beneficial Ownership of Securities in a private placement, you must disclose your investment when you play a part in any consideration of an investment by an Advisory Client in the issuer of the Securities, and any decision to make such an investment must be independently reviewed by a Portfolio Manager who does not have Beneficial Ownership of any Securities of the issuer.

Short-Term Trading Profits

If you are a Portfolio Employee, you may not profit from the purchase and sale, or sale and purchase, within 60 calendar days, of the same Securities or equivalent Securities (other than Exempt Securities) of which you have Beneficial Ownership. Any such short-term trade must be unwound, or if that is not practical, the profits must be contributed to a charitable organization.

Puts, Calls, Short Sales

If you are a Portfolio Employee, you are prohibited from transactions involving puts, calls, straddles, options and/or short sales except for: Exempt Transactions, transactions in Exempt Securities or transactions approved by a Compliance Officer. If you are an Oppenheimer Capital Non-Portfolio Employee, you may not acquire Beneficial Ownership of any put, call, straddle, option or privilege on any Securities on the Approved List or any Securities which are not shares of a large-cap issuer.

You are considered to profit from a short-term trade if Securities of which you have Beneficial Ownership are sold for more than the purchase price of the same Securities or equivalent Securities, even though the Securities purchased and the Securities sold are held of record or beneficially by different persons or entities.

Use of Broker-Dealers and Brokerage Accounts

You may not engage, and you may not permit any other person or entity to engage, in any purchase or sale of publicly traded Securities (other than Exempt Securities) of which you have, or by reason of the transaction will acquire, Beneficial Ownership, except through a registered broker-dealer. Oppenheimer Capital and PIMCO Advisors employees located in New York may only engage in purchases or sales of publicly traded Securities through Charles Schwab & Co. or such other registered broker-dealer as may be specified by the Compliance Committee unless an exemption has been requested and approved in writing by a Compliance Officer.

                                    REPORTING

Reporting of Transactions and Brokerage Accounts

You must report all brokerage accounts and all Securities Transactions that are not transactions in Exempt Securities. To satisfy these requirements; (i) you must cause each registered broker-dealer which maintains an account for Securities of which you have Beneficial Ownership, to provide to a Compliance Officer, within 10 days of the end of each calendar quarter, duplicate copies:
(a) of confirmations of all transactions in the account and (b) periodic statements (no frequently less than quarterly) for the account, and (ii) you must report (on the Form attached as Appendix IV hereto) to a Compliance Officer, within 10 days of the occurrence, the opening of a new or previously unreported brokerage account and all transactions effected without the use of a registered broker-dealer for Securities (other than Exempt Securities) of which you have Beneficial Ownership.

The confirmations and statements required by (i)(a) and (i)(b) above must in the aggregate provide all of the information required by the form attached as Appendix IV hereto. If they do not, you must complete and submit a Brokerage Account and Non-Broker Transaction Report within 10 days of the end of each calendar quarter.

Initial and Annual Reports

You must disclose your holdings of all Securities (other than Exempt Securities) of which you have Beneficial Ownership no later than 10 days after becoming an employee and annually thereafter. The form for this purpose is attached to this Code as Appendix III.

Anyone filing a report required hereunder may disclaim Beneficial Ownership of any Security listed thereon.

                                FIDUCIARY DUTIES

Gifts

You may not accept any investment opportunity, gift, gratuity or other thing of more than nominal value, from any person or entity that does business, or desires to do business, with PIMCO Advisors directly or on behalf of an Advisory Client. You may accept gifts from a single giver so long as their aggregate annual value does not exceed the equivalent of $100. You may attend business meals, business related conferences, sporting events and other entertainment events at the expense of a giver, so long as the expense is reasonable and both you and the giver are present. You must obtain prior written approval from your supervisor (the person to whom you report) for all air travel, conferences, and business events that require overnight accommodations. You must provide a copy of such written approval to the Compliance Committee.

Service as a Director

If you are a Portfolio Employee, you may not serve on the board of directors or other governing board of a publicly traded entity, unless you have received the prior written approval of the General Counsel of PIMCO Advisors. Approval will not be given unless a determination is made that your service on the board would be consistent with the interests of our Advisory Clients. If you are permitted to serve on the board of a publicly traded entity, you will be isolated from those Portfolio Employees who make investment decisions with respect to the securities of that entity, through a "Chinese Wall" or other procedures.

                                   COMPLIANCE

Certificate of Receipt

You are required to acknowledge receipt of your copy of this Code. A form for this purpose is attached to this Code as Appendix II.

Annual Certificate of Compliance

You are required to certify upon commencement of your employment or the effective date of this Code, whichever occurs later, and annually thereafter, that you have read and understand this Code and recognize that you are subject to this Code. Each annual certificate will also state that you have complied with the requirements of this Code during the prior year, and that you have disclosed, reported, or caused to be reported all holdings required hereunder and all transactions during the prior year in Securities (other than Exempt Securities) of which you had or acquired Beneficial Ownership. A form for this purpose is attached to this Code as Appendix V.

Remedial Actions

If you violate this Code, you are subject to remedial actions, which may include, but are not limited to, disgorgement of profits, imposition of a substantial fine, demotion, suspension or termination.

                       REPORTS TO MANAGEMENT AND TRUSTEES

Reports of Significant Remedial Action

The General Counsel of PIMCO Advisors or his delegate will on a timely basis inform the management of PIMCO Advisors and trustees of each Fund which is an Advisory Client of each significant remedial action taken in response to a violation of this Code. A significant remedial action means any action that has a significant financial effect on the violator, such as disgorgement of profits, imposition of a significant fine, demotion, suspension or termination.

Annual Reports

The General Counsel of PIMCO Advisors or his delegate will report annually to the management of PIMCO Advisors and the trustees of each Fund which is an Advisory Client with regard to efforts to ensure compliance by the directors, officers and employees of PIMCO Advisors with their fiduciary obligations to our Advisory Clients.

The annual report will, at a minimum:

         1. Describe any issues arising under the Code of Ethics or procedures since the last report to the trustees, as the case may be, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and;

     2.   Certify  that  PIMCO  Advisors  has  adopted   procedures   reasonably
          necessary to prevent all employees from violating the Code.

                                                                   APPENDIX I

                                                       PIMCO ADVISORS

                      INSIDER TRADING POLICY AND PROCEDURES

SECTION I.  POLICY STATEMENT ON INSIDER TRADING

A.       Policy Statement on Insider Trading

PIMCO Advisors L.P. ("PIMCO Advisors"), its affiliates, PIMCO Partners, G.P., Cadence Capital Management, NFJ Investment Group, Oppenheimer Capital, Parametric Portfolio Associates and PIMCO Fund Distributors LLC (collectively the "Company" or "PIMCO Advisors") forbid any of their officers, directors or employees from trading, either personally or on behalf of others (such as, mutual funds and private accounts managed by PIMCO Advisors), on the basis of material non-public information or communicating material non-public information to others in violation of the law. This conduct is frequently referred to as "insider trading". This is a group wide policy.

The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the use of material non-public information to trade in securities or to communications of material non-public information to others in breach of a fiduciary duty.

While the law concerning insider trading is not static, it is generally understood that the law prohibits:

     (1) trading by an insider, while in possession of material non-public information, or

     (2) trading by a non-insider, while in possession of material non-public information, where the information was disclosed to the non-insider in violation of an insider's duty to keep it confidential, or

     (3) communicating material non-public information to others in breach of a fiduciary duty.

This policy applies to every such officer, director and employee and extends to activities within and outside their duties at the Company. Every officer, director and employee must read and retain this policy statement. Any questions regarding this policy statement and the related procedures set forth herein should be referred to a Compliance Officer of PIMCO Advisors.

The remainder of this memorandum discusses in detail the elements of insider trading, the penalties for such unlawful conduct and the procedures adopted by the Company to implement its policy against insider trading.

1.       TO WHOM DOES THIS POLICY APPLY?

This Policy applies to all employees, officers and directors (direct or indirect) of the Company ("Covered Persons"), as well as to any transactions in any securities participated in by family members, trusts or corporations controlled by such persons. In particular, this Policy applies to securities transactions by:

         the Covered Person's spouse;
         the Covered Person's minor children;
         any other relatives living in the Covered Person's household; a trust in which the Covered Person has a beneficial interest, unless such person has no direct or indirect control over the trust; a trust as to which the Covered Person is a trustee; a revocable trust as to which the Covered Person is a settlor; a corporation of which the Covered Person is an officer, director or 10% or greater stockholder; or a partnership of which the Covered Person is a partner (including most investment clubs) unless the Covered Person has no direct or indirect control over the partnership.

2.       WHAT IS MATERIAL INFORMATION?

Trading  on  inside  information  is  not  a  basis  for  liability  unless  the information is material. "Material information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities.

Although there is no precise, generally accepted definition of materiality, information is likely to be "material" if it relates to significant changes affecting such matters as:

            dividend or earnings expectations;
            write-downs or write-offs of assets;
            additions to reserves for bad debts or contingent liabilities; expansion or curtailment of company or major division operations; proposals or agreements involving a joint venture, merger, acquisition, divestiture, or leveraged buy-out;
            new products or services;
            exploratory, discovery or research developments;
            criminal indictments, civil litigation or government investigations;
            disputes with major suppliers or customers or significant changes in the  relationships  with such parties;  labor  disputes  including strikes or  lockouts;  substantial  changes in  accounting  methods;
            major litigation developments; major personnel changes; debt service or liquidity problems; bankruptcy or insolvency; extraordinary management developments;

            public offerings or private sales of debt or equity securities; calls, redemptions or purchases of a company's own stock; issuer tender offers; or recapitalizations.

Information provided by a company could be material because of its expected effect on a particular class of the company's securities, all of the company's securities, the securities of another company, or the securities of several companies. Moreover, the resulting prohibition against the misuses of "material" information reaches all types of securities (whether stock or other equity interests, corporate debt, government or municipal obligations, or commercial paper) as well as any option related to that security (such as a put, call or index security).

Material information does not have to relate to a company's business. For example, in Carpenter v. U.S., 108 U.S. 316 (1987), the Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a reporter for The Wall Street Journal was found criminally liable for disclosing to others the dates that reports on various companies would appear in the Journal and whether those reports would be favorable or not.

3.       WHAT IS NON-PUBLIC INFORMATION?

In order for issues concerning insider trading to arise, information must not only be "material", it must be "non-public". "Non-public" information is information which has not been made available to investors generally. Information received in circumstances indicating that it is not yet in general circulation or where the recipient knows or should know that the information could only have been provided by an "insider" is also deemed "non-public" information.

At such time as material, non-public information has been effectively distributed to the investing public, it is no longer subject to insider trading restrictions. However, for "non-public" information to become public information, it must be disseminated through recognized channels of distribution designed to reach the securities marketplace.

To show that "material" information is public, you should be able to point to some fact verifying that the information has become generally available, for example, disclosure in a national business and financial wire service (Dow Jones or Reuters), a national news service (AP or UPI), a national newspaper (The Wall Street Journal, The New York Times or Financial Times), or a publicly disseminated disclosure document (a proxy statement or prospectus). The circulation of rumors or "talk on the street", even if accurate, widespread and reported in the media, does not constitute the requisite public disclosure. The information must not only be publicly disclosed, there must also be adequate time for the market as a whole to digest the information. Although timing may vary depending upon the circumstances, a good rule of thumb is that information is considered non-public until the third business day after public disclosure.

Material non-public information is not made public by selective dissemination. Material information improperly disclosed only to institutional investors or to a fund analyst or a favored group of analysts retains its status as "non-public" information which must not be disclosed or otherwise misused. Similarly, partial disclosure does not constitute public dissemination. So long as any material component of the "inside" information possessed by the Company has yet to be publicly disclosed, the information is deemed "non-public" and may not be misused.

Information Provided in Confidence. Occasionally, one or more directors, officers, or employees of the Company may become temporary "insiders" because of a fiduciary or commercial relationship. For example, personnel at the Company may become insiders when an external source, such as a company whose securities are held by one or more of the accounts managed by the Company, entrusts material, non-public information to the Company's portfolio managers or analysts with the expectation that the information will remain confidential.

As an "insider", the Company has a fiduciary responsibility not to breach the trust of the party that has communicated the "material non-public" information by misusing that information. This fiduciary duty arises because the Company has entered or has been invited to enter into a commercial relationship with the client or prospective client and has been given access to confidential information solely for the corporate purposes of that client or prospective client. This obligation remains whether or not the Company ultimately participates in the transaction.

Information  Disclosed in Breach of a Duty.  Analysts and portfolio  managers at the Company must be especially wary of "material non-public" information disclosed in breach of a corporate insider's fiduciary duty. Even where there is no expectation of confidentiality, a person may become an "insider" upon receiving material, non-public information in circumstances where a person knows, or should know, that a corporate insider is disclosing information in breach of the fiduciary duty he or she owes the corporation and its shareholders. Whether the disclosure is an improper "tip" that renders the recipient a "tippee" depends on whether the corporate insider expects to benefit personally, either directly or indirectly, from the disclosure. In the context of an improper disclosure by a corporate insider, the requisite "personal benefit" may not be limited to a present or future monetary gain. Rather, a prohibited personal benefit could include a reputational benefit, an expectation of a "quid pro quo" from the recipient or the recipient's employer by a gift of the "inside" information.

A person may, depending on the circumstances, also become an "insider" or "tippee" when he or she obtains apparently material, non-public information by happenstance, including information derived from social situations, business gatherings, overheard conversations, misplaced documents, and "tips" from insiders or other third parties.

4.       IDENTIFYING MATERIAL INFORMATION

Before trading for yourself or others, including investment companies or private accounts managed by the Company, in the securities of a company about which you may have potential material, non-public information, ask yourself the following questions:

i. Is this information that an investor could consider important in making his or her investment decisions? Is this information that could substantially affect the market price of the securities if generally disclosed?

ii. To whom has this information been provided? Has the information been effectively communicated to the marketplace by being published in The Financial Times, Reuters, The Wall Street Journal or other publications of general circulation?

Given the potentially severe regulatory, civil and criminal sanctions to which you the Company and its personnel could be subject, any director, officer and employee uncertain as to whether the information he or she possesses is "material non-public" information should immediately take the following steps:

     i. Report the matter immediately to a Compliance Officer or the General Counsel of PIMCO Advisors;

     ii. Do not purchase or sell the securities on behalf of yourself or others, including investment companies or private accounts managed by PIMCO Advisors; and

     iii. Do not communicate the information inside or outside the Company, other than to a Compliance Officer or the General Counsel of PIMCO Advisors.

After the Compliance Officer or General Counsel has reviewed the issue, you will be instructed to continue the prohibitions against trading and communication or will be allowed to trade and communicate the information.

5.       PENALTIES FOR INSIDER TRADING

Penalties for trading on or communicating material non-public information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include:

            civil injunctions
            treble damages
            disgorgement of profits
            jail sentences
            fines for the  person who  committed  the  violation  of up to three times the profit gained or loss avoided, whether or not the person actually benefited, and fines for the  employer  or other  controlling  person  of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

In addition, any violation of this policy statement can be expected to result in serious sanctions by the Company, including dismissal of the persons involved.

SECTION II.       PROCEDURES TO IMPLEMENT THE POLICY AGAINST INSIDER TRADING

A.       Procedures to Implement the Policy Against Insider Trading

The following procedures have been established to aid the officers, directors and employees of PIMCO Advisors in avoiding insider trading, and to aid PIMCO Advisors in preventing, detecting and imposing sanctions against insider trading. Every officer, director and employee of PIMCO Advisors must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties.

TRADING RESTRICTIONS AND REPORTING REQUIREMENTS

1. No employee, officer or director of PIMCO Advisors who possesses material non-public information relating to PIMCO Advisors, may buy or sell any securities of PIMCO Advisors Holdings L.P. or engage in any other action to take advantage of, or pass on to others, such material non-public information.

2. No employee, officer or director of PIMCO Advisors who obtains material non-public information which relates to any other company or entity in circumstances in which such person is deemed to be an insider or is otherwise subject to restrictions under the federal securities laws may buy or sell securities of that company or otherwise take advantage of, or pass on to others, such material non-public information.

3. No employee, officer or director of PIMCO Advisors shall engage in a securities transaction with respect to the securities of PIMCO Advisors Holdings L.P., except in accordance with the specific procedures published from time to time by PIMCO Advisors.

4. Each employee, officer and director of PIMCO Advisors shall submit reports of every securities transaction involving securities of PIMCO Advisors Holdings L.P. (if applicable) to a Compliance Officer in accordance with the terms of PIMCO Advisors' Code of Ethics as they relate to any other securities transaction.

5. No employee shall engage in a securities transaction with respect to any securities of any other company, except in accordance with the specific procedures set forth in PIMCO Advisors' Code of Ethics.

6. Employees shall submit reports concerning each securities transaction in accordance with the terms of the Code of Ethics and verify their personal ownership of securities in accordance with the procedures set forth in the Code of Ethics.

7. Because even inadvertent disclosure of material non-public information to others can lead to significant legal difficulties, officers, directors and employees of PIMCO Advisors should not discuss any potentially material non-public information concerning PIMCO Advisors or other companies, including other officers, employees and directors, except as specifically required in the performance of their duties.

B.       Chinese Wall Procedures

The Insider Trading and Securities Fraud Enforcement Act in the US requires the establishment and strict enforcement of procedures reasonably designed to prevent the misuse of "inside" information1. Accordingly, you should not discuss material non-public information about PIMCO Advisors or other companies with anyone, including other employees, except as required in the performance of your regular duties. In addition, care should be taken so that such information is secure. For example, files containing material non-public information should be sealed; access to computer files containing material non-public information should be restricted.

C.       Resolving Issues Concerning Insider Trading

The federal securities laws, including the US laws governing insider trading, are complex. If you have any doubts or questions as to the materiality or non-public nature of information in your possession or as to any of the applicability or interpretation of any of the foregoing procedures or as to the propriety of any action, you should contact your Compliance Officer. Until advised to the contrary by a Compliance Officer, you should presume that the information is material and non-public and you should not trade in the securities or disclose this information to anyone.

                                                                   APPENDIX II

                                 PIMCO ADVISORS

                          ACKNOWLEDGMENT CERTIFICATION

                                 CODE OF ETHICS

                                       and

                      INSIDER TRADING POLICY AND PROCEDURES

I hereby certify that I have read and understand the attached PIMCO Advisors Code of Ethics and Insider Trading Policy and Procedures. Pursuant to such Code, I recognize that I must disclose or report all personal securities holdings and transactions required to be disclosed or reported thereunder and comply in all other respects with the requirements of the Code. I also agree to cooperate fully with any investigation or inquiry as to whether a possible violation of the foregoing Code has occurred2. I understand that any failure to comply in all aspects with the foregoing and these policies and procedures may lead to sanctions including dismissal.

Date:    __________________________ ______________________________
                                    Signature

                                    ------------------------------
                                   Print Name

                                                                   APPENDIX III

                                 PIMCO ADVISORS

                          INITIAL AND ANNUAL REPORT OF

                          PERSONAL SECURITIES HOLDINGS

In accordance with the Code of Ethics, please provide a list of all Securities (other than Exempt Securities) in which you or any account, in which you have a Pecuniary Interest, has a Beneficial Interest and all Securities (other than Exempt Securities) in non-client accounts for which you make investment decisions. This includes not only securities held by brokers, but also Securities held at home, in safe deposit boxes, or by an issuer.

(1)      Name of employee:                           __________________________

(2)      If different than #1, name of the person
         in whose name the account is held:          __________________________

(3)      Relationship of (2) to (1):                 __________________________

(4)      Broker(s) at which Account is Maintained:   __________________________

                                                    ----------------------------

                                                    ----------------------------

                                                    ----------------------------

(5)      Account Number(s):                          __________________________

                                                     --------------------------

                                                     --------------------------

                                                     --------------------------

(6)      Telephone number(s) of Broker:              __________________________

                                                     --------------------------

                                                     --------------------------

(7) For each account, attach your most recent account statement listing Securities in that account. This information must be current as of a date no more than 30 days before this report is submitted. If you own Securities that are not listed in an attached account statement, list them below:


         Name of Security*               Quantity             Value               Custodian
1.       __________________              ___________          ___________         ___________________

2.       __________________              ___________          ___________         ___________________

3.       __________________              ___________          ___________         ___________________

4.       __________________              ___________          ___________         ___________________

5.       __________________              ___________          ___________         ___________________

*Including principal amount, if applicable.

(Attached separate sheet if necessary)

I certify that this form and the attached statements (if any) constitute all of the Securities of which I have Beneficial Ownership as defined in the Code.

                                              ------------------------------
                                              Signature

                                              ------------------------------
                                              Print Name

Dated:   _________________

                                                                    APPENDIX IV

                                 PIMCO ADVISORS

               BROKERAGE ACCOUNT AND NON-BROKER TRANSACTION REPORT

You may not engage, and you may not permit any other person or entity to engage, in any purchase or sale of publicly-traded securities (other than Exempt Securities) of which you have, or by reason of the transaction will acquire, Beneficial Ownership, except through a registered broker-dealer.

You must also cause each broker-dealer who maintains an account for Securities of which you have beneficial ownership, to provide to a Compliance Officer, on a timely basis, duplicate copies of confirmations of all transactions in the account and duplicate statements for the account and you must report to the Compliance Officer, within 10 days of the occurrence, all transactions effected without the use of a registered broker-dealer in Securities (other than transactions in Exempt Securities).

I have requested that you receive duplicate confirms on my behalf from the following brokers:


------------------------- ---------------------------- ------------------------------ ------------------------------
          Name                      Broker                    Account Number               Date Account Opened
------------------------- ---------------------------- ------------------------------ ------------------------------
------------------------- ---------------------------- ------------------------------ ------------------------------

------------------------- ---------------------------- ------------------------------ ------------------------------
------------------------- ---------------------------- ------------------------------ ------------------------------

------------------------- ---------------------------- ------------------------------ ------------------------------
------------------------- ---------------------------- ------------------------------ ------------------------------

------------------------- ---------------------------- ------------------------------ ------------------------------


The following are securities transactions that have not been reported and/or executed other than through a Broker-Dealer (i.e., direct purchase of a private placement.)


--------------- ---------------- ------------------------ ------------------- ----------------- ---------------------
     Date          Buy/Sell           Security Name             Amount             Price           Broker/Issuer
--------------- ---------------- ------------------------ ------------------- ----------------- ---------------------

--------------- ---------------- ------------------------ ------------------- ----------------- ---------------------
--------------- ---------------- ------------------------ ------------------- ----------------- ---------------------

--------------- ---------------- ------------------------ ------------------- ----------------- ---------------------

By signing this document, I am certifying that I have caused duplicate confirms and duplicate statements to be sent to the Compliance Officer for every brokerage account that trades in Securities other than Exempt Securities (as defined in the PIMCO Advisors Code of Ethics).

----------------                    -------------------------------------
Date                                        Signature

1. Transactions required to be reported. You should report every transaction in which you acquired or disposed of any beneficial ownership of any security during the calendar quarter. The term "beneficial ownership" is the subject of a long history of opinions and releases issued by the Securities and Exchange Commission and generally means that you would receive the benefits of owning a security. The term includes, but is not limited to the following cases and any other examples in the Code:

     (A) Where the security is held for your benefit by others (brokers, custodians, banks and pledgees);

     (B) Where the security is held for the benefit of members of your immediate family sharing the same household;

     (C) Where securities are held by a corporation, partnership, limited liability company, investment club or other entity in which you have an equity interest if you are a controlling equityholder or you have or share investment control over the securities held by the entity;

     (D) Where securities are held in a trust for which you are a trustee and under which either you or any member of your immediate family have a vested interest in the principal or income; and

     (E) Where securities are held in a trust for which you are the settlor, unless the consent of all of the beneficiaries is required in order for you to revoke the trust.

     Notwithstanding the foregoing, none of the following transactions need be reported:

     (A) Transactions in securities which are direct obligations of the United States;

     (B) Transactions effected in any account over which you have no direct or indirect influence or control; or

     (C)  Shares of registered open-end investment companies.

2. Security Name. State the name of the issuer and the class of the security (e.g., common stock, preferred stock or designated issue of debt securities) including the interest rate, principal amount and maturity date, if applicable. In the case of the acquisition or disposition of a futures contract, put, call option or other right (hereinafter referred to as "options"), state the title of the security subject to the option and the expiration date of the option.

3. Futures Transactions. Please remember that duplicates of all Confirmations, Purchase and Sale Reports, and Month-end Statements must be send to the firm by your broker. Please double check to be sure this occurs if you report a futures transaction. You should use the address below.

4. Transaction Date. In the case of a market transaction, state the trade date (not the settlement date).

5. Nature of Transaction (Buy or Sale). State the character of the transaction (e.g., purchase or sale of security, purchase or sale of option, or exercise of option).

6. Amount of Security Involved (No. of Shares). State the number of shares of stock, the face amount of debt securities or other units of other securities. For options, state the amount of securities subject to the option. If your ownership interest was through a spouse, relative or other natural person or through a partnership, trust, other entity, state the entire amount of securities involved in the transaction. In such cases, you may also indicate, if you wish, the extent of your interest in the transaction.

7. Purchase or Sale Price. State the purchase or sale price per share or other unit, exclusive of brokerage commissions or other costs of execution. In the case of an option, state the price at which it is currently exercisable. No price need be reported for transactions not involving cash.

8. Broker, Dealer or Bank Effecting Transaction. State the name of the broker, dealer or bank with or through whom the transaction was effected.

9.   Signature.  Sign the form in the space provided.

10. Filing of Report. A report should be filed NO LATER THAN 10 CALENDAR DAYS after establishing a new brokerage account or effecting a non-reported securities transaction with your local Compliance Officer.

                                                                    APPENDIX V

                                 PIMCO ADVISORS

                       ANNUAL CERTIFICATION OF COMPLIANCE

I hereby certify that I have complied with the requirements of the Code of Ethics and the Insider Trading Policy and Procedures, for the year ended December 31, ____. Pursuant to the Code, I have disclosed or reported all personal securities holdings and transactions required to be disclosed or reported thereunder, and complied in all other respects with the requirements of the Code. I also agree to cooperate fully with any investigation or inquiry as to whether a possible violation of the Code has occurred.

Date: __________                    Signature_________________________________


                                    Print Name--------------------------------

                                                                   APPENDIX VI

                        EMPLOYEE TRADE PRECLEARANCE FORM

                  PLEASE USE A SEPARATE FORM FOR EACH SECURITY

--------------------------------------------------------------------- ------------------------------------------------------------
Name of Employee (please print)
--------------------------------------------------------------------- --------------------------------------------------------------
----------------------------------- --------------------------------- -------------------------------- -----------------------------
Department                          Supervisor                        Telephone                        Date

----------------------------------- --------------------------------- -------------------------------- -----------------------------
Broker                              Account Number                    Telephone                        Sales Representative
                                                                      (       )
----------------------------------- --------------------------------- -------------------------------- -----------------------------

---------------------------------------------------- -------------------------------- ----------------------------------------------

         |_|  Buy          |_| Sell                           Ticker Symbol           Price:   Limit _______         Market     |_|
                                                              -------------


---------------------------------------------------- -------------------------------- ----------------------------------------------
                                                     --------------------------------

                                                     --------------------------------

----------------------------------- ------------------------------------------------------------------------------------------------
Quantity                            Issue (Full Security Description)
-----------------------------------
----------------------------------- ------------------------------------------------------------------------------------------------


----------------------------------- ------------------------------------------------------------------------------------------------

------------------- ----------------- ---------------- ------------------- ---------------- ----------------------------------------
                                         Private          Traded Security

Portfolio Employee        IPO            Placement      in Prior 60 days     Short Sale              Special Instructions
------------------- ----------------- ---------------- ------------------- ---------------- ----------------------------------------
------------------- ----------------- ---------------- -------------------
|_| Yes |_| No        |_| Yes |_| No    |_| Yes |_| No    |_| Yes |_| No     |_| Yes |_| No

------------------- ----------------- ---------------- ------------------- ---------------- ----------------------------------------
Approvals

------------------------------------------------------------------------------------------------------------------------------------
This area reserved for Trading Department use only
---------------------------------------------- -------------------------------------------- ----------------------------------------
Trade Has Been                                 Date Approved                                Approved By

|_| Approved      |_| Not Approved

---------------------------------------------- -------------------------------------------- ----------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Legal / Compliance (if required)
------------------------------------------------------------------------------------------------------------------------------------
    Approvals are valid until the close of business on the day approval has been granted.  Accordingly,  GTC (good till canceled) orders are prohibited. If a trade  is  not  executed  by  the  close  of  business  resubmitting  a  new preclearance  form is  required.  It is each  employee's  responsibility  to comply with all provisions of the Code. Obtaining preclearance satisfies the preclearance requirements of the Code and does not imply compliance with the
    Code's other provisions.

    Preclearance  procedures  apply to all employees and their immediate  family
    (as defined by the Code) including: a) all accounts in the name of the employee or the employee's spouse or minor children; b) all accounts in which any of such persons have a beneficial interest; and c) all other accounts over which any such person exercises any investment discretion.
    Please see the Code for the complete definition of immediate family.

    By signing below the employee certifies the following: The employee agrees that the above order is in compliance with the Code of Ethics and is not based on knowledge of an actual client order within the previous seven calendar days in the security that is being purchased or sold, or knowledge that the security is being considered for purchase or sale in one or more specific client accounts, or knowledge of a change or pendency of a change of an investment management recommendation. The employee also acknowledges that he/she is not in possession of material, inside information pertaining to the security or issuer of the security.

--------------------------------------------------------------------- --------------------------------------------------------------
Employee Signature                                                    Date

--------------------------------------------------------------------- --------------------------------------------------------------

         PLEASE SEND A COPY OF THIS COMPLETED FORM TO THE COMPLIANCE DEPARTMENT FOR ALL EXECUTED TRADES
         ----------------------------------------------------------------------------------------------



--------
1 The antifraud provisions of United States securities laws reach insider trading or tipping activity worldwide which defrauds domestic securities markets. In addition, the Insider Trading and Securities Fraud Enforcement Act specifically authorizes the SEC to conduct investigations at the request of foreign governments, without regard to whether the conduct violates United States law.

2 The antifraud provisions of United States securities laws reach insider trading or tipping activity worldwide which defrauds domestic securities markets. In addition, the Insider Trading and Securities Fraud Enforcement Act specifically authorizes the SEC to conduct investigations at the request of foreign governments, without regard to whether the conduct violates United States law.